As filed with the Securities and Exchange Commission on December 3, 2009 Registration No. 333-162106

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

TRANSCEND SERVICES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	33-0378756
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

One Glenlake Parkway, Suite 1325

Atlanta, Georgia 30328

(678) 808-0600

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Larry Gerdes, Chief Executive Officer

Transcend Services, Inc.

One Glenlake Parkway, Suite 1325

Atlanta, Georgia 30328

(678) 808-0600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John F. Sandy Smith, Esq. Womble Carlyle Sandridge & Rice, PLLC 271 17th Street, Suite 2400 Atlanta, Georgia 30363 (404) 872-7000 (Office)	Lance Cornell Transcend Services, Inc. One Glenlake Parkway, Suite 1325 Atlanta, GA 30328 (678) 808-0600 (Office)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐

If any of the securities being registered on this form are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, (the “Securities Act”) other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.     ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.     ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. (See definitions of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (2)(3)	Proposed Maximum Offering Price Per Unit (2)(3)	Proposed Maximum Aggregate Offering Price (2)(3)		Amount of Registration Fee (4)
Primary Offering
Debt Securities	—	—	—		— —
Preferred Stock par value $0.01 per share	—	—	—		— —
Common Stock par value $0.05 per share	—	—	—		— —
Warrants	—	—	—		— —
Total Primary Offering	—	—	$75,000,000.00		$4,185.00 (5)
Secondary Offering
Common Stock	1,000,000	$17.49	$17,490,000.00	(6)	$975.94 (6)
Common Stock	500,000	$19.43	$9,715,000.00	(7)	$542.10 (7)
Total			$102,205,000.00		$5,703.04

(1)	Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(2)	With respect to the primary offering, not required to be included pursuant to Form S-3 General Instruction II.D.

(3)	We are registering an indeterminate aggregate amount of securities of each identified class of securities up to a proposed aggregate offering price of $75,000,000, which may be offered from time to time in unspecified numbers and at indeterminate prices, and as may be issued upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions. In addition, up to 1,500,000 shares of our Common Stock may be offered pursuant to this registration statement by the selling stockholders. This registration statement also covers any additional securities to be offered or issued from stock splits, stock dividends, recapitalizations or similar transactions.

(4)	A registration fee of $5,160.94 was previously paid in connection with the initial filing of this registration statement on September 24, 2009. The aggregate registration fee of $5,703.04 is being offset by the $5,160.94 payment previously made.

(5)	With respect to the primary offering, calculated pursuant to Rule 457(o) under the Securities Act.

(6)	With respect to the secondary offering, pursuant to Rule 457(c) of the rules and regulations under the Securities Act, the offering price and registration fee for these 1,000,000 shares, which were included in the initial filing of this registration statement on September 24, 2009, are computed based on the average of the high and low prices reported for the registrant’s Common Stock traded on NASDAQ Global Market on September 22, 2009.

(7)	With respect to the secondary offering, pursuant to Rule 457(c) of the rules and regulations under the Securities Act, the offering price and registration fee for these 500,000 shares, which are being added to the this registration statement pursuant to the filing of this pre-effective amendment, are computed based on the average of the high and low prices reported for the registrant’s Common Stock traded on NASDAQ Global Market on November 13, 2009.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

Explanatory Note: This amendment amends Part II to (i) eliminate the disclaimer at the end of the exhibits list at Item 16 and (ii) amend Exhibits 5.1 and 5.2.

PART II

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth estimated expenses in connection with the issuance and distribution of the securities being registered. These expenses will be paid by the Company rather than the selling stockholders.

Securities and Exchange Commission registration fee	$5,703.04
Accountants’ fees and expenses	$50,000.00
Legal fees and expenses	$100,000.00
Blue Sky fees and expenses	$5,000.00
Transfer Agent’s fees and expenses	$5,000.00
Printing and engraving expenses	$15,000.00
Trustee’s Fees	$5,000.00
Miscellaneous	$15,000.00

Total Expenses	$200,703.04

Item 15.	Indemnification of Directors and Officers

The Company’s certificate of incorporation provides that a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. In addition, the Company’s bylaws provide that the Company shall indemnify to the fullest extent permitted by law any person made, or threatened to be made, a party to an action, suit or proceeding by reason of the fact that he, his testator or intestate is or was a director or officer of the Company, or serves or served any other corporation at the request of the Company.

Further, the Company’s bylaws provide that the indemnification of directors and officers of the Company provided thereby shall apply to acts and transactions occurring prior to and after the adoption of the bylaws and shall not be deemed exclusive of any other rights to which those seeking indemnification are entitled under any statute, certificate or articles of incorporation, by-laws, agreement, vote of stockholders or directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director and shall inure to the benefit of the heirs, executors and administrators of such a person.

Item 16.	Exhibits

The following exhibits are filed with or incorporated by reference into this Registration Statement.

Exhibit No.	Description of Exhibit

1.1 *	Form of Debt Securities Underwriting Agreement

1.2 *	Form of Equity Securities Underwriting Agreement

4.1	Certificate of Incorporation, amended and restated pursuant to Rule 102 of Regulation S-T, incorporated by reference to the Company’s Registration Statement on Form S-3 (Registration No. 333-106446) filed on June 25, 2003, Exhibit 4.1

4.2	Amended and Restated Bylaws, incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K (File No. 000-18217), dated December 19, 2007

4.3 *	Form of Preferred Stock Certificate

4.4 *	Form of Debt Security

4.5 *	Form of Debt Warrant

4.6 *	Form of Equity Warrant

4.7 **	Form of Indenture, between Registration and one or more Trustees to be Named

5.1	Legal Opinion of Womble Carlyle Sandridge & Rice, PLLC

5.2	Legal Opinion of Donlon Law, PLLC

12.1 **	Computation of Ratio of Earnings to Fixed Charges

23.1 **	Consent of Grant Thornton LLP

23.2 **	Consent of Habif, Arogeti & Wynne, LLP

23.3 **	Consent of Miller Ray Houser & Stewart LLP

23.4	Consent of Womble Carlyle Sandridge & Rice, PLLC (included in their opinion filed as Exhibit 5.1)

23.5	Consent of Donlon Law, PLLC (Included in their opinion filed as Exhibit 5.2)

24.1 **	Power of Attorney (included in the signature page to this Registration Statement filed on September 24, 2009)

25.1 ***	Statement of Eligibility of Trustee on Form T-1

*	To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	Previously filed.
***	To be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1) (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 and section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission this type of indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities and Exchange Act and will be governed by the final adjudication of such issue.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Indenture Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Indenture Act.

[Signatures on Following Page]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on the 3rd day of December, 2009.

TRANSCEND SERVICES, INC.
By:	/s/ Larry G. Gerdes

Larry G. Gerdes
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ Larry G. Gerdes Larry G. Gerdes	Chairman of the Board and Chief Executive Officer (principal executive officer)	December 3, 2009

	/s/ Lance Cornell Lance Cornell	Chief Financial Officer (principal financial officer and principal accounting officer)	December 3, 2009

	Joseph G. Bleser * Joseph G. Bleser	Director	December 3, 2009

	Joseph P. Clayton * Joseph P. Clayton	Director	December 3, 2009

	James D. Edwards * James D. Edwards	Director	December 3, 2009

	Walter S. Huff, Jr. * Walter S. Huff, Jr.	Director	December 3, 2009

	Sidney V. Sack * Sidney V. Sack	Director	December 3, 2009

	Charles E. Thoele * Charles E. Thoele	Director	December 3, 2009

By:	/s/ Lance Cornell Lance Cornell Attorney-in-Fact		December 3, 2009

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1*	Form of Debt Securities Underwriting Agreement

1.2*	Form of Equity Securities Underwriting Agreement

4.1	Certificate of Incorporation, amended and restated pursuant to Rule 102 of Regulation S-T, incorporated by reference to the Company’s Registration Statement on Form S-3 (Registration No. 333-106446) filed on June 25, 2003, Exhibit 4.1

4.2	Amended and Restated Bylaws, incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K (File No. 000-18217), dated December 19, 2007

4.3*	Form of Preferred Stock Certificate

4.4*	Form of Debt Security

4.5*	Form of Debt Warrant

4.6*	Form of Equity Warrant

4.7**	Form of Indenture, between Registration and one or more Trustees to be Named

5.1	Legal Opinion of Womble Carlyle Sandridge & Rice, PLLC

5.2	Legal Opinion of Donlon Law, PLLC

12.1**	Computation of Ratio of Earnings to Fixed Charges

23.1**	Consent of Grant Thornton LLP

23.2**	Consent of Habif, Arogeti & Wynne, LLP

23.3**	Consent of Miller Ray Houser & Stewart LLP

23.4	Consent of Womble Carlyle Sandridge & Rice, PLLC (included in their opinion filed as Exhibit 5.1)

23.5	Consent of Donlon Law, PLLC (Included in their opinion filed as Exhibit 5.2)

24.1**	Power of Attorney (included in the signature page to this Registration Statement filed on September 24, 2009)

25.1***	Statement of Eligibility of Trustee on Form T-1

*	To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	Previously filed.
***	To be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.